Exhibit 99.1

For additional information contact:

Tracy L. Keegan

Executive Vice President and

Chief Financial Officer

(904) 998-5501

Atlantic coast Financial CORPORATION’s fourth quarter 2017 NET LOSS OF $0.04 per diluted share INCLUDED $0.14 IN CHARGES RELATED TO TAX ACT AND PENDING MERGER

•	Portfolio loans increased $118 million since December 2016.
•	Deposits increased $47 million during the last 12 months.
•	Nonperforming assets declined 27% to $9.5 million year over year.
•	Entered into an Agreement and Plan of Merger with Ameris Bancorp on November 16, 2017.

JACKSONVILLE, Fla. (January 23, 2018) – Atlantic Coast Financial Corporation (Atlantic Coast or the Company, NASDAQ: ACFC), the holding company for Atlantic Coast Bank (the Bank), today reported a loss per diluted share of $0.04 and earnings per diluted share of $0.21 for the 3 and 12 months ended December 31, 2017, respectively, compared with earnings of $0.13 and $0.42 for the 3 and 12 months ended December 31, 2016, respectively. The results for the 3 and 12 months ended December 31, 2017, included a charge of $1.6 million, or $0.11 per diluted share, related to a reduction in the valuation of the Company’s net deferred tax assets caused by the recently enacted tax legislation, which reduces the future statutory corporate income tax rate, and $0.4 million, or $0.03 per diluted share, of merger-related costs.

Commenting on the Company’s results, John K. Stephens, Jr., President and Chief Executive Officer, said, “Aside from the impact of the new tax legislation on our deferred tax assets, which was anticipated as Congress began to consider reduced corporate income tax rates last fall, the fourth quarter demonstrated continued strength throughout our franchise. During the past year, total loans increased 16% while deposits increased 8%, with both reflecting the success of our strategies to increase our presence and visibility across our markets. Meanwhile, credit quality continued to improve, as indicated by an ongoing decline in nonperforming assets – both in total and relative to total assets. With this progress, we proudly look back on the Company’s performance and accomplishments in 2017.”

Separately, Stephens noted the Company’s recent announcement to be acquired by Ameris Bancorp in a transaction that is expected to be completed in the second quarter of 2018, subject to regulatory and stockholder approvals, along with other customary conditions. “We are excited about the prospects of joining forces with Ameris and together becoming the largest community bank in the Jacksonville market. We believe there is a good cultural fit between our two banks, which means that our customers will continue to see a strong commitment to high-touch service while benefiting directly from the additional resources and capabilities offered by Ameris.”

Other significant highlights of the fourth quarter of 2017 and the full year included:

•	Net interest income was $7.2 million and $27.0 million for the 3 and 12 months ended December 31, 2017, respectively, compared with $7.1 million and $26.5 million for the 3 and 12 months ended December 31, 2016, respectively. Net interest margin was 3.24% and 3.20% for the 3 and 12 months ended December 31, 2017, respectively, compared with 3.30% and 3.12% for the 3 and 12 months ended December 31, 2016, respectively.

•	Total loans (including portfolio loans, loans held-for-sale, and warehouse loans held-for-investment) increased 16% to $842.8 million at December 31, 2017, from $727.0 million at December 31, 2016. The Company’s loan growth since December 31, 2016, was driven primarily by increased commercial real estate lending in all of its markets. This growth was supplemented by strategic loan purchases, somewhat offset by mortgage loan sales as part of the Company’s interest rate risk and balance sheet management strategies and decreases in warehouse loans held-for-investment.

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ACFC Reports Fourth Quarter 2017 Results Page 2 January 23, 2018

•	Deposits increased 8% to $675.8 million at December 31, 2017, from $628.4 million at December 31, 2016. Deposits, excluding brokered certificates of deposit, increased 15% to $639.8 million at December 31, 2017, from $558.0 million at December 31, 2016. Wholesale funding, which includes brokered certificates of deposit and Federal Home Loan Bank advances, decreased 4% to $249.5 million at December 31, 2017, from $259.2 million at December 31, 2016. The increase in non-brokered deposits and resulting reduced reliance on wholesale funding was driven primarily by the Company’s commercial deposit strategies put in place during 2016.

•	Total assets increased to $983.3 million at December 31, 2017, from $907.5 million at December 31, 2016, primarily due to increases in portfolio loans and warehouse loans held-for-investment, which were partially offset by a decrease in cash and cash equivalents, investment securities and loans held-for-sale.

•	Nonperforming assets, as a percentage of total assets, declined to 0.97% at December 31, 2017, from 1.44% at December 31, 2016. Due to the Company’s generally stable credit quality during 2016 and continuing throughout 2017, reflecting an overall slowing pace of loan reclassifications to nonperforming, the Company’s loan loss provision remained at a low level for both the 3 and 12 months ended December 31, 2017, while maintaining, in management’s view, a stable ratio of allowance for portfolio loan losses to total portfolio loans.

•	The Bank’s ratios of total risk-based capital to risk-weighted assets and Tier 1 (core) capital to adjusted total assets were 12.51% and 9.66%, respectively, at December 31, 2017, and each continued to exceed the levels required by regulation, currently 10% and 5%, respectively, for a bank to be considered well-capitalized.

Tracy L. Keegan, Executive Vice President and Chief Financial Officer, added, “It was gratifying to see net interest margin increase 8 basis points during 2017, reflecting the success of the operating strategies we implemented this past year to grow loans and noninterest-bearing deposits, resulting in a more diversified balance sheet.”

Commenting on the revaluation adjustment made on the Company’s net deferred tax assets, Keegan said “The charge of $1.6 million was recorded as an increase in income tax expense for the fourth quarter of 2017. Deferred tax assets and liabilities occur due to temporary differences between the financial reporting and the tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. With the new tax legislation passed in December 2017, the Company’s net deferred tax assets are now expected to be settled at a statutory rate of 21% rather than the statutory rate of 35% used previously to value these deferred tax assets.” Keegan also noted that the Company incurred merger-related costs of approximately $0.4 million in the fourth quarter of 2017.

Bank Regulatory Capital

	At
Key Capital Measures	Dec. 31, 2017	Dec. 31, 2016
Total risk-based capital ratio (to risk-weighted assets)	12.51%	14.83%
Common equity tier 1 (core) risk-based capital ratio (to risk-weighted assets)	11.42%	13.58%
Tier 1 (core) risk-based capital ratio (to risk-weighted assets)	11.42%	13.58%
Tier 1 (core) capital ratio (to adjusted total assets)	9.66%	9.44%

The decrease in risk-weighted capital ratios at December 31, 2017, compared with December 31, 2016, reflected an increase in risk-weighted assets due to growth in portfolio loans and a decrease in cash and cash equivalents and investment securities, as well as an increase in the risk weighting of certain portfolio loan categories, partially offset by an increase in equity due to accumulated earnings. The charge to remeasure net deferred tax assets, together with merger related expenses, reduced the Company’s Tier 1 (core) capital ratio as of December 31, 2017, by approximately 20 basis points.

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ACFC Reports Fourth Quarter 2017 Results Page 3 January 23, 2018

Credit Quality

	At
	Dec. 31, 2017	Dec. 31, 2016
	(Dollars in millions)
Nonperforming loans	$7.8	$10.1
Nonperforming loans to total portfolio loans	1.02%	1.57%
Other real estate owned	$1.7	$2.9
Nonperforming assets	$9.5	$13.0
Nonperforming assets to total assets	0.97%	1.44%
Troubled debt restructurings performing for less than 12 months under terms of modification (1)	$15.2	$14.6
Troubled debt restructurings performing for more than 12 months under terms of modification	$15.7	$20.3

(1)	Includes $5.9 million and $7.9 million of nonperforming loans at December 31, 2017 and 2016, respectively.

Nonperforming assets have declined for five consecutive quarters as the Company’s overall credit quality remained stable and the general pace of loans reclassified to nonperforming remained slow during the last 12 months. Importantly, OREO declined significantly as of December 31, 2017, compared with that at December 31, 2016, primarily due to the sale of a $2.4 million foreclosed property in the second quarter of 2017, partially offset by the foreclosure of a $1.6 million property in the fourth quarter of 2017, which was expected to occur and had been fully reserved for prior to the foreclosure.

Provision / Allowance for Loan Losses

	At and for the Three Months Ended			At and for the Year Ended
	Dec. 31, 2017	Sept. 30, 2017	Dec. 31, 2016	Dec. 31, 2017	Dec. 31, 2016
	(Dollars in millions)
Provision for portfolio loan losses	$0.2	$0.2	$0.1	$0.7	$0.6
Allowance for portfolio loan losses	$8.6	$8.4	$8.2	$8.6	$8.2
Allowance for portfolio loan losses to total portfolio loans	1.12%	1.12%	1.26%	1.12%	1.26%
Allowance for portfolio loan losses to nonperforming loans	110.43%	88.16%	80.38%	110.43%	80.38%
Net charge-offs (recoveries)	$0.0	$(0.0)	$0.0	$0.3	$0.2
Net charge-offs (recoveries) to average outstanding portfolio loans (annualized)	0.02%	(0.01)%	0.02%	0.04%	0.03%

Net charge-offs totaled $39,000 and $38,000 for the three months ended December 31, 2017 and 2016, respectively, while net recoveries totaled $18,000 for the three months ended September 30, 2017. This reflects a trend of solid economic conditions across the Company’s markets, which has led to continued low levels of net charge-offs during the last 12 months.

The Company’s provision for portfolio loan losses has remained within a relatively narrow range over the past year. However, it was up $185,000 for the three months ended December 31, 2017, compared with the fourth quarter last year, and was up $74,000 for the 12 months ended December 31, 2017, versus full year 2016. The increase in the allowance for portfolio loan losses at December 31, 2017, compared with that at December 31, 2016, was attributable primarily to loan growth, which reflected organic growth supplemented by strategic loan purchases that were offset partially by loan sales, principal amortization, and increased prepayments of one- to four-family residential mortgages and home equity loans. Management believes the allowance for portfolio loan losses at December 31, 2017, is sufficient to absorb losses in portfolio loans as of the end of the period.

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ACFC Reports Fourth Quarter 2017 Results Page 4 January 23, 2018

Net Interest Income

	Three Months Ended			Year Ended
	Dec. 31, 2017	Sept. 30, 2017	Dec. 31, 2016	Dec. 31, 2017	Dec. 31, 2016
	(Dollars in millions)
Net interest income	$7.2	$6.8	$7.1	$27.0	$26.5
Net interest margin	3.24%	3.18%	3.30%	3.20%	3.12%
Yield on investment securities	2.09%	2.05%	2.29%	2.25%	2.11%
Yield on loans	4.47%	4.31%	4.40%	4.33%	4.37%
Total cost of funds	1.03%	0.98%	0.78%	0.93%	0.92%
Average cost of deposits	0.85%	0.80%	0.66%	0.77%	0.62%
Rates paid on borrowed funds	1.83%	2.02%	1.14%	1.88%	1.70%

The slight decrease in net interest margin during the three months ended December 31, 2017, compared with net interest margin for the three months ended December 31, 2016, reflected an increase in rates paid on deposits and borrowed funds, with little to no change in rates on new loans due to highly competitive lending conditions. In addition, margin remains relatively stable given the improved mix in core deposits and growth in noninterest-bearing accounts. The increase in net interest margin during the 12 months ended December 31, 2017, compared with net interest margin for the 12 months ended December 31, 2016, primarily reflected a decrease in rates paid on funds due to an increase in noninterest-bearing deposits, and an increase in higher-margin interest-earning assets outstanding, reflecting the Company’s ongoing redeployment of excess liquidity to grow its portfolio loans, loans held-for-sale, and warehouse loans held-for-investment.

Noninterest Income / Noninterest Expense / Income Tax Expense

	Three Months Ended			Year Ended
	Dec. 31, 2017	Sept. 30, 2017	Dec. 31, 2016	Dec. 31, 2017	Dec. 31, 2016
	(Dollars in millions)
Noninterest income	$1.3	$1.2	$1.9	$7.0	$9.2
Noninterest expense	$6.4	$6.1	$6.0	$25.6	$25.1
Income tax expense	$2.5	$0.6	$1.0	$4.6	$3.6

The decrease in noninterest income for the three months ended December 31, 2017, compared with that of the three months ended December 31, 2016, primarily reflected lower gains on the sale of portfolio loans and loans held-for-sale, as well as reduced service charges and fees. The decrease in noninterest income for the 12 months ended December 31, 2017, compared with that of the 12 months ended December 31, 2016, primarily reflected lower gains on the sale of investment securities, lower gains on the sale of portfolio loans, reduced service charges and fees, and a decrease in miscellaneous operating income related to an escrow account that was forfeited in 2016 in connection with an OREO sale, partially offset by higher gains on the sale of loans held-for-sale.

The increase in noninterest expense during the three months ended December 31, 2017, compared with that of the three months ended December 31, 2016, primarily reflected an increase in compensation and benefits, occupancy and equipment expense, and merger-related costs associated with the proposed merger with Ameris Bancorp, partially offset by reduced foreclosed asset expense and a decrease in data processing expenses. The increase in noninterest expense during the 12 months ended December 31, 2017, compared with that of the 12 months ended December 31, 2016, primarily reflected an increase in compensation and benefits, increased data processing expenses associated with efforts to improve the Company’s IT infrastructure, an increase in occupancy and equipment expense, and the aforementioned merger-related costs, partially offset by the positive impact of an adjustment to the rate of accrual for FDIC insurance premiums, reducing the amount accrued for the full year, and a decrease in collection expense.

The increase in income tax expense for the 3 and 12 months ended December 31, 2017, compared with that of the 3 and 12 months ended December 31, 2016, primarily reflected the impact of newly enacted tax legislation, partially offset by a decline in income before income tax expense.

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ACFC Reports Fourth Quarter 2017 Results Page 5 January 23, 2018

Use of Non-GAAP Financial Measures

A non-GAAP financial measure is generally defined as a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP). Core earnings and core earnings per diluted share exclude the effects of certain transactions that occurred during the period, as detailed in the following reconciliation of these measures.

	Three Months Ended			Year Ended
	Dec. 31, 2017	Sept. 30, 2017	Dec. 31, 2016	Dec. 31, 2017	Dec. 31, 2016
	(Dollars in thousands)
Net income, as reported	$(616)	$1,115	$2,002	$3,168	$6,418
Less FHLB gain (1)	–	–	(255)	–	(255)
Plus merger-related costs (2)	400	–	–	411	–
Plus impact of newly enacted tax laws (3)	1,641	–	–	1,641	–
Adjusted net income (core earnings)	$1,425	$1,115	$1,747	$5,220	$6,163

Income per diluted share, as reported	$(0.04)	$0.07	$0.13	$0.21	$0.42
Less FHLB gain	–	–	(0.02)	–	(0.02)
Plus merger-related costs	0.03	–	–	0.03	–
Plus impact of newly enacted tax laws	0.11	–	–	0.11	–
Adjusted income per diluted share (core earnings per diluted share) (4)	$0.09	$0.07	$0.11	$0.34	$0.40

(1)	The FHLB gain, which is included in noninterest income, totaled $412,000, and is shown above net of a tax expense adjustment of $157,000.
(2)	The merger-related costs, which are included in noninterest expense, totaled $443,000 and is shown above net of a tax expense adjustment of $43,000 for the three months ended December 31, 2017. The merger-related costs totaled $454,000 and is shown above net of a tax expense adjustment of $43,000 for the 12 months ended December 31, 2017.
(3)	The impact of newly enacted tax laws is included in income tax expense.
(4)	May not foot due to rounding.

Core earnings and core earnings per diluted share should be viewed in addition to, and not as a substitute for or superior to, net income and income per diluted share on a GAAP basis. Atlantic Coast’s management believes that the non-GAAP financial measures, when considered together with GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Atlantic Coast’s management also believes that the non-GAAP financial measures aid investors in analyzing the Company’s business trends and in understanding the Company’s performance. In addition, the Company may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes.

About the Company

Atlantic Coast Financial Corporation is the holding company for Atlantic Coast Bank, a Florida state-chartered commercial bank. It is a community-oriented financial institution serving the Northeast Florida, Central Florida and Southeast Georgia markets. Investors may obtain additional information about Atlantic Coast Financial Corporation on the Internet at www.AtlanticCoastBank.net, under Investor Relations.

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ACFC Reports Fourth Quarter 2017 Results Page 6 January 23, 2018

Forward-looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally are identifiable by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “plans,” “intends,” “projects,” “targets,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances or effects. Moreover, forward-looking statements in this release include, but are not limited to, those relating to: the expected merger with Ameris Bancorp; the strength of our ratio of allowance for portfolio loan losses to total portfolio loans; and the allowance for portfolio loan losses being sufficient to absorb losses in respect of portfolio loans. The Company’s consolidated financial results and the forward-looking statements could be affected by many factors, including but not limited to: general economic trends and changes in interest rates; increased competition; changes in demand for financial services; the state of the banking industry generally; uncertainties associated with newly developed or acquired operations; market disruptions; and cyber-security risks. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 38 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. The forward-looking statements contained in this release are made as of the date of this release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

Ameris Bancorp has filed a registration statement on Form S-4 (Registration Number 333-222563) with the Securities and Exchange Commission to register the shares of Ameris Banorp’s common stock that will be issued to Atlantic Coast’s stockholders in connection with the transaction. The registration statement includes a joint proxy statement/prospectus and other relevant materials in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors and security holders may obtain free copies of these documents and other documents filed with the Securities and Exchange Commission on its website at http://www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the Securities and Exchange Commission by Ameris Bancorp on its website at http://www.AmerisBank.com and by Atlantic Coast on its website at https://www.AtlanticCoastBank.net/.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Participants in the Merger Solicitation

Ameris Bancorp and Atlantic Coast, and certain of their respective directors, executive officers and other members of management and employees, may be deemed to be participants in the solicitation of proxies from the stockholders of Atlantic Coast in respect of the proposed merger transaction. Information regarding the directors and executive officers of Ameris Bancorp and Atlantic Coast and other persons who may be deemed participants in the solicitation of the stockholders of Atlantic Coast in connection with the proposed transaction are included in the proxy statement/prospectus for Atlantic Coast’s special meeting of stockholders, which has been filed by Ameris with the Securities and Exchange Commission. Information about Ameris Bancorp’s directors and executive officers can also be found in Ameris Bancorp’s definitive proxy statement in connection with its 2017 annual meeting of shareholders, as filed with the Securities and Exchange Commission on April 3, 2017, and other documents subsequently filed by Ameris Bancorp with the Securities and Exchange Commission. Information about Atlantic Coast’s directors and executive officers can also be found in Atlantic Coast’s definitive proxy statement in connection with its 2017 annual meeting of stockholders, as filed with the Securities and Exchange Commission on April 18, 2017, and other documents subsequently filed by Atlantic Coast with the Securities and Exchange Commission. Additional information regarding the interests of such participants is included in the proxy statement/prospectus and other relevant documents regarding the proposed merger transaction filed with the Securities and Exchange Commission when they become available.

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ACFC Reports Fourth Quarter 2017 Results Page 7 January 23, 2018

ATLANTIC COAST FINANCIAL CORPORATION

Statements of Operations (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	Dec. 31, 2017	Sept. 30, 2017	Dec. 31, 2016	Dec. 31, 2017	Dec. 31, 2016
Interest and dividend income:
Loans, including fees	$8,951	$8,364	$8,282	$32,812	$31,681
Securities and interest-earning deposits in other financial institutions	401	347	423	1,560	2,208
Total interest and dividend income	9,352	8,711	8,705	34,372	33,889

Interest expense:
Deposits	1,458	1,363	1,001	5,170	3,607
Securities sold under agreements to repurchase	–	–	–	–	1
Federal Home Loan Bank advances	676	595	588	2,208	3,808
Other borrowings	–	–	–	–	1
Total interest expense	2,134	1,958	1,589	7,378	7,417

Net interest income	7,218	6,753	7,116	26,994	26,472
Provision for portfolio loan losses	235	167	50	693	619
Net interest income after provision for portfolio loan losses	6,983	6,586	7,066	26,301	25,853

Noninterest income:
Service charges and fees	433	452	532	1,773	2,320
Gain on sale of securities available-for-sale	–	9	–	409	1,321
Gain on sale of portfolio loans	38	–	87	38	314
Gain on sale of loans held-for-sale	109	186	368	2,228	1,966
Bank owned life insurance earnings	118	117	116	470	465
Interchange fees	328	315	323	1,311	1,356
Other	244	156	514	756	1,505
Total noninterest income	1,270	1,235	1,940	6,985	9,247

Noninterest expense:
Compensation and benefits	3,309	3,544	3,171	13,867	13,703
Occupancy and equipment	654	642	432	2,399	2,295
FDIC insurance premiums	94	34	134	384	607
Foreclosed assets, net	(13)	(6)	81	280	335
Data processing	542	581	653	2,316	2,209
Outside professional services	478	458	488	2,035	1,985
Collection expense and repossessed asset losses	83	82	140	399	503
Merger-related costs	443	–	–	454	–
Other	778	810	877	3,425	3,413
Total noninterest expense	6,368	6,145	5,976	25,559	25,050

Income before income tax expense	1,885	1,676	3,030	7,727	10,050
Income tax expense	2,501	561	1,028	4,559	3,632
Net income (loss)	$(616)	$1,115	$2,002	$3,168	$6,418

Net income (loss) per basic and diluted share	$(0.04)	$0.07	$0.13	$0.21	$0.42

Basic and diluted weighted average shares outstanding	15,429	15,430	15,417	15,425	15,417

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ACFC Reports Fourth Quarter 2017 Results Page 8 January 23, 2018

ATLANTIC COAST FINANCIAL CORPORATION

Balance Sheets (Unaudited)

(Dollars in thousands)

	Dec. 31, 2017	Dec. 31, 2016
ASSETS
Cash and due from financial institutions	$3,432	$3,744
Short-term interest-earning deposits	46,977	56,149
Total cash and cash equivalents	50,409	59,893
Securities available-for-sale	37,683	65,293
Portfolio loans, net of allowance of $8,600 and $8,162, respectively	757,506	639,245
Other loans:
Loans held-for-sale	3,623	7,147
Warehouse loans held-for-investment	81,687	80,577
Total other loans	85,310	87,724

Federal Home Loan Bank stock, at cost	9,892	8,792
Land, premises and equipment, net	14,172	14,945
Bank owned life insurance	18,005	17,535
Other real estate owned	1,739	2,886
Accrued interest receivable	2,267	1,979
Deferred tax assets, net	4,108	6,752
Other assets	2,165	2,415
Total assets	$983,256	$907,459

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$63,852	$59,696
Interest-bearing demand	97,350	106,004
Savings and money markets	294,674	224,987
Time	219,927	237,726
Total deposits	675,803	628,413
Federal Home Loan Bank advances	213,525	188,758
Accrued expenses and other liabilities	3,268	3,270
Total liabilities	892,596	820,441

Total stockholders’ equity	90,660	87,018
Total liabilities and stockholders’ equity	$983,256	$907,459

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ACFC Reports Fourth Quarter 2017 Results Page 9 January 23, 2018

ATLANTIC COAST FINANCIAL CORPORATION

Selected Consolidated Financial Ratios and Other Data (Unaudited)

(Dollars in thousands)

	At and for the Three Months Ended Dec. 31,		At and for the Year Ended Dec. 31,
	2017	2016	2017	2016
Interest rate
Net interest spread	3.08%	3.20%	3.06%	3.01%
Net interest margin	3.24%	3.30%	3.20%	3.12%
.
Average balances
Portfolio loans receivable, net	$756,964	$650,269	$711,211	$645,946
Warehouse loans held-for-investment	33,907	90,996	36,294	65,974
Total interest-earning assets	889,950	862,303	842,921	848,013
Total assets	928,485	903,170	883,223	891,578
Deposits	685,210	606,441	672,591	579,429
Total interest-bearing liabilities	762,847	755,182	721,877	748,544
Total liabilities	836,014	816,064	792,678	806,488
Stockholders’ equity	92,471	87,106	90,545	85,090
.
Performance ratios (annualized)
Return on average total assets	(0.27)%	0.89%	0.36%	0.72%
Return on average stockholders’ equity	(2.66)%	9.19%	3.50%	7.54%
Ratio of operating expenses to average total assets	2.74%	2.65%	2.89%	2.81%
.
Credit and liquidity ratios
Nonperforming loans	$7,788	$10,154	$7,788	$10,154
Foreclosed assets	1,739	2,886	1,739	2,886
Impaired loans	33,001	37,302	33,001	37,302
Nonperforming assets to total assets	0.97%	1.44%	0.97%	1.44%
Nonperforming loans to total portfolio loans	1.02%	1.57%	1.02%	1.57%
Allowance for loan losses to nonperforming loans	110.43%	80.38%	110.43%	80.38%
Allowance for loan losses to total portfolio loans	1.12%	1.26%	1.12%	1.26%
Net charge-offs (recoveries) to average outstanding portfolio loans (annualized)	0.02%	0.02%	0.04%	0.03%
Ratio of gross portfolio loans to total deposits	113.36%	103.02%	113.36%	103.02%
.
Capital ratios
Tangible stockholders’ equity to tangible assets (1)	9.22%	9.59%	9.22%	9.59%
Average stockholders’ equity to average total assets	9.96%	9.64%	10.25%	9.54%
.
Other Data
Tangible book value per share (1)	$5.83	$5.61	$5.83	$5.61
Stock price per share	9.43	6.80	9.43	6.80
Stock price per share to tangible book value per share (1)	161.78%	121.19%	161.78%	121.19%

(1)	Non-GAAP financial measure. Because the Company does not currently have any intangible assets, tangible stockholders’ equity is equal to stockholders’ equity, tangible assets is equal to assets, and tangible book value is equal to book value. Accordingly, no reconciliations are required for these measures.

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ACFC Reports Fourth Quarter 2017 Results Page 10 January 23, 2018

ATLANTIC COAST FINANCIAL CORPORATION

Average Balances, Net Interest Income, Yields Earned and Rates Paid (Unaudited)

(Dollars in thousands)

	Three Months Ended Dec. 31,
	2017			2016
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
Interest-earning assets:
Loans	$800,909	$8,951	4.47%	$753,610	$8,282	4.40%
Investment securities	38,495	201	2.09%	48,091	276	2.29%
Other interest-earning assets	50,546	200	1.58%	60,602	147	0.97%
Total interest-earning assets	889,950	9,352	4.20%	862,303	8,705	4.04%
Noninterest-earning assets	38,535			40,867
Total assets	$928,485			$903,170

Interest-bearing liabilities:
Interest-bearing demand accounts	$99,278	$101	0.40%	$103,702	$115	0.44%
Savings deposits	57,871	17	0.12%	58,690	18	0.12%
Money market accounts	237,695	596	1.00%	157,381	289	0.74%
Time deposits	220,501	744	1.35%	229,130	579	1.01%
Federal Home Loan Bank advances	147,500	676	1.83%	206,279	588	1.14%
Other borrowings	2	–	1.18%	–	–	–%
Total interest-bearing liabilities	762,847	2,134	1.12%	755,182	1,589	0.84%
Noninterest-bearing liabilities	73,167			60,882
Total liabilities	836,014			816,064
Total stockholders’ equity	92,471			87,106
Total liabilities and stockholders’ equity	$928,485			$903,170

Net interest income		$7,218			$7,116
Net interest spread			3.08%			3.20%
Net interest-earning assets	$127,103			$107,121
Net interest margin			3.24%			3.30%
Average interest-earning assets to average interest-bearing liabilities		116.66%			114.18%

	Year Ended Dec. 31,
	2017			2016
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
Interest-earning assets:
Loans	$758,635	$32,812	4.33%	$725,595	$31,681	4.37%
Investment securities	43,548	978	2.25%	75,364	1,591	2.11%
Other interest-earning assets	40,738	582	1.43%	47,054	617	1.31%
Total interest-earning assets	842,921	34,372	4.08%	848,013	33,889	4.00%
Noninterest-earning assets	40,302			43,565
Total assets	$883,223			$891,578

Interest-bearing liabilities:
Interest-bearing demand accounts	$110,265	$497	0.45%	$103,309	$454	0.44%
Savings deposits	58,986	71	0.12%	58,975	63	0.11%
Money market accounts	211,423	1,936	0.92%	132,923	875	0.66%
Time deposits	223,986	2,666	1.19%	229,815	2,215	0.96%
Securities sold under agreements to repurchase	–	–	–%	82	1	1.56%
Federal Home Loan Bank advances	117,216	2,208	1.88%	223,399	3,808	1.70%
Other borrowings	1	–	1.21%	41	1	1.63%
Total interest-bearing liabilities	721,877	7,378	1.02%	748,544	7,417	0.99%
Noninterest-bearing liabilities	70,801			57,944
Total liabilities	792,678			806,488
Total stockholders’ equity	90,545			85,090
Total liabilities and stockholders’ equity	$883,223			$891,578

Net interest income		$26,994			$26,472
Net interest spread			3.06%			3.01%
Net interest-earning assets	$121,044			$99,469
Net interest margin			3.20%			3.12%
Average interest-earning assets to average interest-bearing liabilities		116.77%			113.29%

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